certification

Brian Curley, Principal Executive Officer/President, and Richard Gleason, Principal Financial Officer/Treasurer, of Grandeur Peak Global Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                          Treasurer

Grandeur Peak Global Trust              Grandeur Peak Global Trust

/s/ Brian Curley                              /s/ Richard Gleason

Brian Curley                                   Richard Gleason

Date: 1/3/2024                                Date: 1/3/2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Grandeur Peak Global Trust and will be retained by the Grandeur Peak Global Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.